                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                      and
                  TERMINATION OF CHANGE IN CONTROL AGREEMENT
                  ------------------------------------------

     This amendment to the employment agreement entered into on the 1st day of August, 1997, by and between New Century Energies, Inc. (the "Company") and Bill
D. Helton (the "Executive") (the "Employment Agreement"), and to the change in control agreement entered into on the 1st day of August, 1997, by and between the Company and the Executive (the "Change in Control Agreement"), is made effective this 4th day of January, 2000.

                                   RECITALS
                                   --------

     WHEREAS, the Company and the Executive are parties to the Employment Agreement and the Change in Control Agreement; and

     WHEREAS, the Executive and the Company have mutually agreed that the Executive will retire effective as of March 1, 2000, and will thus not serve as Chairman of the Board of Directors of the Company (the "Board") through May 31, 2001, as was previously agreed to and memorialized in the Employment Agreement; and

     WHEREAS, the Executive and the Company have mutually agreed that, in consideration for the Executive's agreement to amend his Employment Agreement and terminate his Change in Control Agreement, thereby forfeiting certain payments and benefits he otherwise would have been entitled to under such agreements had he served as Chairman of the Board through May 31, 2001, the Company shall provide to the Executive a lump sum cash payment, which payment is intended to pay to the Executive an amount equal to the payments and benefits that otherwise would have been provided to the Executive pursuant to the Employment Agreement; and

     WHEREAS, to effectuate such agreements between the Company and the Executive, the Company and the Executive wish to amend certain provisions in the Employment Agreement and to terminate the Change in Control Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

1.   Section 1 of the Employment Agreement shall be amended to read as follows:

          "1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for a period beginning at the Effective Time (as defined in the Reorganization Agreement, the "Effective Time") and ending on February 29, 2000 (the "Employment Period")."


2. Paragraph (a) of Section 2 of the Employment Agreement shall be amended to read as follows:

          "(a) During the Employment Period, the Executive shall serve as Chief
               Executive Officer of the Company and Chairman of the Board of Directors of the Company (the "Board"). The Executive shall serve as an employee of the Company with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board."

3. A new sentence shall be added to the end of Section 4(c)(i) of the Employment Agreement, which new sentence shall read as follows:

          "The amendment of this Agreement and termination of the Executive's change in control agreement and the changes to the Executive's duties and responsibilities to and employment relationship with the Company made and/or provided for by the amendment and termination agreement entered into by and between the Executive and the Company on January 4, 2000, shall not constitute Good Reason for purposes of this Agreement."

4. A new paragraph (f) shall be added following paragraph (e) of Section 4 of the Employment Agreement, which new paragraph (f) shall read as follows:

          "(f) Retirement. If the Executive is an employee of the Company or a successor thereto on the last day of the Employment Period, the Executive shall be deemed to have retired effective as of the immediately succeeding day (such retirement to be referred to herein as "Retirement"). During the period beginning on the first day of Retirement and ending on the first to occur of (i) May 31, 2001, or
          (ii) the consummation of the merger by and between the Company and Northern States Power Company, the Executive shall serve as Chairman Emeritus of the Board."

5. The first sentence of paragraph (a) of Section 5 of the Employment Agreement shall be amended to read as follows:

          "If, during the Employment Period, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through May 31, 2001, and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(ii) and
          (iii)); PROVIDED, that the Incentive Compensation for such period shall be based upon the target

          Incentive Compensation for the year in which the Date of Termination occurs; PROVIDED, further, that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value as of the Date of Termination (without regard to any restrictions and based upon a valuation model generally utilized for purposes of valuing comparable stock based compensation awards) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted with such cash being paid within 90 days after the Date of Termination; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including, without limitation, tax cost) to the Executive and his family, and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph
          (c)(iii) of Section 3 under another employer-provided plan, the benefits provided by the Company under paragraph (a) of Section 5 may be made secondary to those provided under another plan."

6. A new paragraph (d) shall be added following paragraph (c) of Section 5 of the Employment Agreement, which new paragraph (d) shall read as follows:

          "(d) Retirement. If the Executive's employment is terminated because of the Executive's Retirement (as that term is defined in paragraph
          (f) of Section 4), then, as consideration for the Executive's agreement not to compete with the Company for a period of 24 months following the termination of his employment (as provided in the restrictive covenant contained in Section 8 hereof), and as consideration for the amendment of this Agreement and the termination of the Executive's change in control agreement pursuant to the amendment and termination agreement entered into by and between the Company and the Executive on January 4, 2000, which amendment and termination agreement provides for, among other things, the forfeiture of the right to serve as Chairman of the Board through May 31, 2001, forfeiture of the right to receive certain minimum levels of compensation and benefits through May 31, 2001, forfeiture of the right to receive severance payments and benefits in the event of certain qualifying terminations of employment and the termination of the Executive's change in control agreement and all rights thereunder, the Company shall pay to the Executive within 5 days of such Retirement, a lump sum cash payment of $2,481,969.05 and, in addition, shall provide an office and secretarial support for the Executive at the Company's expense in either Denver, Colorado or Amarillo, Texas (as determined by the Executive), or, in lieu thereof, shall provide such other equivalent arrangements as are mutually agreed upon by the Company and the Executive."

7. All provisions of the Employment Agreement not specifically mentioned in this Agreement shall be considered modified to the extent necessary to be consistent with the changes made in this Agreement.

8. If the Executive's employment is terminated because of the Executive's Retirement (as that term is defined in paragraph (f) of Section 4), the Change in Control agreement shall be deemed null and void effective as of the date of the Executive's Retirement and the Executive shall have no right to any severance or other benefits provided for thereunder and the Company shall have no further obligations thereunder.



Date:       1/5/00                     New Century Energies, Inc.
      ________________________

                                       By  /s/ Wayne Brunetti
                                         ____________________________
                                         Its


Attested:                              The Executive

/s/ Cathy J. Hart                          /s/ Bill D. Helton
______________________________         ______________________________
______________________________         Bill D. Helton

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


This amendment to the Employment Agreement entered into on the 1st day of August, 1997, by and between New Century Energies, Inc. (the"Company") and Bill
D. Helton (the "Executive"), as amended (the "Employment Agreement"), is made effective this 21st day of February, 2000.


Whereas, the Company and the Executive wish to change the date by which payment is to be made to the Executive under paragraph 5(d) of the Employment Agreement,

Now therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and the Executive agree as follows:


1. Paragraph (d) of Section 5 of the Employment Agreement is amended to provide that the time period within which the lump sum cash payment of $2,481,969.05 referenced therein shall be paid will be "within 25 days of such Retirement".



Date:    2/21/00
      ________________        New Century Energies, Inc.

                              By: /s/ Richard C. Kelly
                                  _________________________

                              Its: Executive Vice President
                                   ________________________

Date:   2/18/00               Executive
      ________________
                              /s/ Bill D. Helton
                              _____________________________
                              Bill D. Helton